UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cano Health, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CANO HEALTH, INC.

9725 NW 117th Avenue

Miami, Florida 33178

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the stockholders of Cano Health, Inc.:

Notice is hereby given that a virtual Special Meeting of Stockholders of Cano Health, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), will be held virtually at https://cstproxy.com/canohealth/2023, on November [●], 2023, at 10:00 a.m. Eastern Time (the “Special Meeting”).

The Special Meeting is being held to vote on an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding (i) Class A common stock, par value $0.0001 per share (the “Class A common stock”), at a ratio of 1-for-60 and (ii) Class B common stock, par value $0.0001 per share (the “Class B common stock” and, together with our Class A common stock, the “Common Stock”), at a ratio of 1-to-60, with the Company’s Board of Directors (the “Board”) having the right to adjust each such ratio, acting in its sole discretion and in the Company’s best interest, in each case down to 1-for-5 and up to 1-for-100, inclusive (the “Reverse Stock Split”), without further approval or authorization of the Company’s stockholders, during a period of time not to exceed the 1-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting, subject to the Board’s authority to abandon the Reverse Stock Split at any time or to delay or postpone it.

Our Class A common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “CANO.” As previously disclosed by the Company in a Current Report on Form 8-K filed with the SEC on September 11, 2023, and in its related press release, on September 5, 2023, the Company was notified by the NYSE that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual (the “Listing Rule”) because the average closing stock price of a share of the Company’s Class A common stock was less than $1.00 per share over a consecutive 30 trading-day period.

Pursuant to the Listing Rule, the Company has 6 months following the NYSE notification to regain compliance with the Listing Rule, during which time the Company’s Class A common stock will continue to be listed on the NYSE. The Company immediately notified the NYSE that to regain compliance with the Listing Rule, the Company intends to take steps to increase the value of shares of its Class A common stock through executing its previously-announced business strategy and is considering other options for regaining compliance with the Listing Rule, including effecting a reverse stock split, subject to stockholder approval, which it would seek to obtain no later than at the Company’s next annual stockholders’ meeting.

Accordingly, the primary purpose of the Reverse Stock Split is to increase the per share market price of our Class A common stock as a means of regaining compliance with the Listing Rule. The reduction in the number of issued and outstanding shares of our Class A common stock as a result of the Reverse Stock Split is, absent other factors, expected to proportionately increase the market price of our Class A common stock. This may increase the acceptability of our Class A common stock to long-term investors who may not find our shares attractive due to the trading volatility often associated with stocks below certain prices (in many instances, below $5.00 per share), or make our Class A common stock eligible for investment by brokerage houses and institutional investors that have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or restrict or limit the ability to purchase such stocks on margin.

The proposal to effect the Reverse Stock Split is described in the accompanying proxy materials. You will be able to vote at the Special Meeting if you held shares of the Company’s Class A common stock or Class B common stock at the close of business on October 5, 2023.

Only stockholders of record at the close of business on October 5, 2023 (the “record date”) are entitled to vote at the Special Meeting. The accompanying proxy statement (this “Proxy Statement”) provides detailed information about the matters to be considered at the Special Meeting. Please read it carefully. The Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting of Stockholders are first being made available to stockholders on or about October 12, 2023.

YOUR VOTE IS IMPORTANT

To assure that your shares are represented at the Special Meeting, please promptly date, sign and return the enclosed proxy card in the postage-paid envelope provided, or vote by telephone or the Internet as instructed on the proxy card, whether or not you plan to virtually attend the Special Meeting. We urge you to promptly vote your shares of Common Stock in advance of the Special Meeting. You will retain the right to revoke your proxy at any time before the vote, or to vote your shares of Common Stock personally if you virtually attend the Special Meeting (although attendance at the Special Meeting will not in and of itself revoke a proxy). Voting your shares of Common Stock in advance of the Special Meeting will not prevent you from virtually attending the Special Meeting and voting at the Special Meeting. Please note, however, that if you hold your shares of Common Stock through a broker or other nominee, and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from your broker or other nominee.

By Order of the Board of Directors,

Michael T. Sheehan, Esq.

Deputy General Counsel & Corporate Secretary

Miami, Florida

October [●], 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER [●], 2023

The Notice of Special Meeting of Stockholders and the Proxy Statement for the Special Meeting of Stockholders is available free of charge at https://cstproxy.com/canohealth/2023.

CANO HEALTH, INC.

9725 NW 117th Avenue

Miami, Florida 33178

PROXY STATEMENT

2023 SPECIAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of your proxy by the Board for the Special Meeting that will be held on November [●], 2023, at 10:00 a.m. Eastern Time, virtually at https://cstproxy.com/canohealth/2023. This Proxy Statement, along with a proxy card or voting instruction form and Notice of Special Meeting of Stockholders are first being mailed to our stockholders of record on or about October 12, 2023. By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares of Common Stock at the Special Meeting. Those persons will also be authorized to vote your shares of Common Stock to adjourn the Special Meeting from time to time and to vote your shares at any adjournments or postponements of the Special Meeting.

Stockholders of Record and Beneficial Owners

As summarized below, there are some distinctions between shares held of record and shares owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy materials, including a proxy or voting instruction card, are being sent directly to you.

Beneficial Owners. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. If you are a beneficial owner of Common Stock held in street name, you must either direct your broker or other nominee how to vote your Common Stock, or obtain a “legal” proxy from your broker or other nominee to vote at the Special Meeting. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the proxy materials by mail should follow the instructions included in the proxy materials to transmit voting instructions.

QUORUM AND VOTING

Voting Stock. Holders of our Common Stock at the close of business on the October 5, 2023 record date are entitled to vote at the Special Meeting. The shares of Class A common stock and Class B common stock will vote together as a single class on all matters. Each stockholder is entitled to 1 vote for each share of Class A common stock and 1 vote for each share of Class B common stock owned by them on the record date.

You may vote by any of the following 3 methods:

•

During the Special Meeting. To vote during the live webcast of the Special Meeting, you must first log into the meeting portal at http://www.cstproxy.com/canohealth/2023, enter your name, e-mail address and valid 12-digit control number. Upon completing your registration, you will have access to the Special Meeting portal where you can submit a question or vote during the meeting. Stockholders will be able to access the Special Meeting platform beginning at 10:00 a.m. (Eastern Time) on November [●], 2023 at http://www.cstproxy.com/canohealth/2023.

•	Internet. To vote through the Internet, please visit www.cstproxyvote.com or follow the instructions on your proxy card.

•	Telephone. To vote by telephone, dial toll-free (866) 894-0536 using any touch-tone telephone and follow the recorded instructions. Please have your proxy card available when you call.

This Special Meeting will be conducted virtually via live audio webcast. You will be able to attend the Special Meeting online and submit written questions during the meeting by visiting https://www.cstproxy.com/canohealth/2023. You will need the 12-digit control number, which is located on your proxy card, to attend the virtual Special Meeting.

The Board recommends that you vote using 1 of the 3 methods discussed above. The submission of a signed or validly submitted electronic or telephonic proxy will not affect a stockholder’s right to change such vote, attend and/or vote in person at the Special Meeting. Stockholders who execute a proxy or validly submit an electronic or telephonic vote may revoke it at any time before it is voted at the Special Meeting. Such revocations may be made by: (i) filing a written revocation or written notice of change, as the case may be, with the Company’s Secretary at Cano Health, Inc., 9725 NW 117th Avenue, Miami, Florida 33178, Attention: Michael T. Sheehan and via email at michael.sheehan@canohealth.com, which must be received before the original proxy is voted at the Special Meeting; (ii) executing and delivering a proxy bearing a later date to the Company’s Secretary, which must be received before the original proxy is voted at the Special Meeting; or (iii) attending the Special Meeting and voting in person. To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using either of those procedures, or submit a properly completed original proxy reflecting your changed vote. In such case, the later submitted vote will be recorded and the earlier vote revoked.

If you are a beneficial owner of Common Stock held in street name, you must either direct your broker or other nominee as to how to vote your Common Stock, or obtain a “legal” proxy from your broker or other nominee to vote at the Special Meeting. Beneficial owners that receive the proxy materials by mail from the stockholder of record should follow the instructions included in the proxy materials to transmit voting instructions.

Even if you plan to virtually attend the Special Meeting, please vote your proxy electronically in advance of the Special Meeting either via the Internet or by telephone as outlined above as soon as possible, so that your shares of Common Stock will be represented at the Special Meeting if for any reason you are unable to attend. You may revoke your proxy in writing at any time before it is exercised at the Special Meeting by delivering to the Company a written notice of the revocation, by submitting your vote electronically through the Internet or by phone after the grant of the proxy, or by signing and delivering to the Company a proxy with a later date than the proxy previously submitted. Your virtual attendance at the Special Meeting will not revoke the proxy, unless you give written notice of revocation to us before the proxy is exercised or unless you vote your shares of Common Stock at the Special Meeting.

Record Date. The record date for stockholders of Common Stock entitled to notice of and to vote at the Special Meeting was the close of business on October 5, 2023. As of the record date, [●] shares of Class A common stock and [●] shares of Class B common stock, respectively, were outstanding and entitled to be voted at the Special Meeting.

Quorum and Adjournments. The presence, at the Special Meeting or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. The Chairman of the meeting or a majority of the outstanding shares of Common Stock entitled to vote who virtually attend or are present by proxy at the Special Meeting have the power to adjourn the Special Meeting from time to time, without notice other than an announcement at the Special Meeting; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting or entitled to such notice. At any adjourned Special Meeting at which a quorum is present, the Company may transact any business that might have been transacted at the Special Meeting.

Vote Required. The amendment of the Company’s Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split requires the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of the Company’s Common Stock entitled to vote thereon, voting together as a single class.

Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Under applicable stock exchange rules, brokers or other nominees have discretionary voting power with respect to proposals that are considered “routine,” but not with respect to “non- routine” proposals. Brokers are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. Broker non-votes generally occur because the broker does not receive voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers have discretionary voting authority with respect to the proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split. Abstentions (i.e., if you or your broker marks “ABSTAIN” on a proxy) will count in determining whether a quorum is present at the Special Meeting. Abstentions will have the effect of votes cast against the proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split.

Default Voting. A proxy that is properly completed and submitted will be voted at the Special Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted FOR the proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split.

The Board knows of no matters, other than the proposal previously stated, to be presented for consideration at the Special Meeting.

No Appraisal Rights

Stockholders have no rights under Delaware law, our certificate of incorporation or our by-laws to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split proposal.

References herein to the “Company,” “we,” “us,” “our,” and similar terms refer to Cano Health, Inc. together with its subsidiaries unless the context indicates otherwise.

PROPOSAL ONE

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

Overview

Our Board has unanimously approved a proposal to amend the Company’s Certificate of Incorporation to effect a reverse stock split of our issued and outstanding (i) Class A common stock at a ratio of 1-for-60 and (ii) Class B common stock at a ratio of 1-for-60, with the Board having the right to adjust each such ratio, acting in its sole discretion and in the Company’s best interest, in each case down to 1-for-5 and up to 1-for-100, inclusive, without further approval or authorization of the Company’s stockholders, during a period of time not to exceed the 1-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting, subject to the Board’s authority to abandon the Reverse Stock Split at any time or to delay or postpone it. The Board has declared this amendment to be advisable and recommended that this proposal be presented to the Company’s stockholders for approval.

If the Company’s stockholders approve this proposal, the Board will have discretion to implement the Reverse Stock Split as described below in the section entitled “Discretion to Implement the Reverse Stock Split.” The form of the Certificate of Amendment is attached as Annex A to this Proxy Statement.

Reasons for the Reverse Stock Split

Our Class A common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “CANO.”

As previously disclosed by the Company in a Current Report on Form 8-K filed with the SEC on September 11, 2023, and in its related press release, on September 5, 2023, the Company was notified by the NYSE that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual (the “Listing Rule”) because the average closing stock price of a share of the Company’s Class A common stock was less than $1.00 per share over a consecutive 30 trading-day period.

Pursuant to the Listing Rule, the Company has 6 months following the NYSE notification to regain compliance with the Listing Rule, during which time the Company’s Class A common stock will continue to be listed on the NYSE. The Company immediately notified the NYSE that to regain compliance with the Listing Rule, the Company intends to take steps to increase the value of shares of its Class A common stock through executing its previously-announced business strategy and is considering other options for regaining compliance with the Listing Rule, including effecting a reverse stock split, subject to stockholder approval, which it would seek to obtain no later than at the Company’s next annual stockholders’ meeting.

Accordingly, the primary purpose of the Reverse Stock Split is to increase the per share market price of our Class A common stock as a means of regaining compliance with the Listing Rule. The reduction in the number of issued and outstanding shares of our Class A common stock as a result of the Reverse Stock Split is, absent other factors, expected to proportionately increase the market price of our Class A common stock. This may increase the acceptability of our Class A common stock to long-term investors who may not find our shares attractive due to the trading volatility often associated with stocks below certain prices (in many instances, below $5.00 per share), or make our Class A common stock eligible for investment by brokerage houses and institutional investors that have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or restrict or limit the ability to purchase such stocks on margin.

While our Board believes that, if it decides to implement the Reverse Stock Split, the shares of Class A common stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the Reverse Stock Split because there are numerous factors and contingencies which could affect such stock’s market price. Further, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Class A common stock. As a result, we cannot assure you that the Reverse Stock Split, if completed, will result in the intended benefits described above.

Additionally, the liquidity of trading in our Class A common stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in the per share stock price as a result of the Reverse Stock Split is not sustained. In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our Class A common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Following the Reverse Stock Split, the resulting per share stock price may nevertheless fail to attract institutional and other investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our Class A common stock may not improve.

Discretion to Implement the Reverse Stock Split

If the Reverse Stock Split proposal is approved by our stockholders, the Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all on or prior to the 1-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting. If the trading price of our Class A common stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary.

If our stockholders approve this proposal at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by Board, that the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon, delay or postpone the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the 1-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split will be abandoned.

The market price of our Class A common stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Class A common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Class A common stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Class A common stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the expected decrease in the number of outstanding shares of Class A common stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase the price of our Class A common stock and have the desired effects.

If the Reverse Stock Split is implemented, our Board expects that such transaction will increase the market price of our Class A common stock so that we are able to achieve the goals described under “Reasons for the Reverse Stock Split” in this proposal. However, the effect of the Reverse Stock Split upon the market price of our Class A common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our Class A common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our Class A common stock outstanding resulting from the Reverse Stock Split, or (ii) the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Stock Split is implemented, the market price of our Class A common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our Class A common stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of our Class A common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our Class A common stock.

The liquidity of our Class A common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares of Class A common stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split.

As we are not reducing the number of our authorized preferred shares, the Reverse Stock Split could make a change of control more difficult because we will have the right to issue proportionally more preferred shares.

The Reverse Stock Split will not change the number of authorized shares of our preferred shares, as designated by our Certificate of Incorporation. Our Certificate of Incorporation authorizes us to issue 1 or more series of preferred stock, which we are not changing in the Reverse Stock Split. Our Board has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our Class A common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our Class A common stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our Class A common stock. The Reverse Stock Split is not being recommended by the Board as part of an anti-takeover strategy, but rather its principal purpose is for the Company to regain compliance with the NYSE’s Listing Rule to maintain the listing of our Class A common stock and to make such shares more attractive to a broader group of investors.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

401(k) Holders

If you hold shares through our 401(k) plan, you will receive voting instructions from Broadridge Financial Solutions, Inc. and can vote through one of the methods described therein. The 401(k) plan trustee will aggregate and vote proxies in accordance with the instructions in the proxies of employee participants that it receives. If you do not submit a proxy, the 401(k) plan trustee will vote your plan shares in the same proportion as the shares for which the trustee receives voting instructions from other participants in the plan, except as may otherwise be required by law.

Determination of the Ratio for the Reverse Stock Split

If the proposal is approved by our stockholders and the Board determines that the Reverse Stock Split is advisable and in the best interests of the Company and our stockholders at that time, the 1-for-60 split ratio will be subject to adjustment by the Board, acting in its sole discretion and in the Company’s best interest, to down to 1-for-5 and up to 1-for-100, inclusive, without further approval or authorization of the Company’s stockholders, during a period of time not to exceed the 1-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting, subject to the Board’s authority to abandon the Reverse Stock Split at any time or to delay or postpone it. In determining which split ratio to use, the Board may consider numerous factors, including the historical trading price and trading volume of our Class A common stock, the number of shares of our Class A common stock and Class B common stock outstanding, the projected performance of our Class A common stock, the expected impact of the Reverse Stock Split on the trading market for the Common Stock, the NYSE’s minimum per share trading requirement, which Reverse Stock Split ratio would result in the least administrative costs to us, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Class A common stock in the period following the effectiveness of the Reverse Stock Split. The Board will also consider the impact of the split ratio on investor interest. The purpose of selecting a range is to give the Company the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing investment environment, such as higher inflation, higher interest rates and related factors.

Based on the 288,330,404 shares of Class A common stock and 252,183,601 shares of Class B common stock issued and outstanding as of September 30, 2023, after completion of the Reverse Stock Split, and subject to adjustment by the Board, we will have between (i) approximately 4,805,506 shares of Class A common stock and 4,203,060 shares of Class B common stock issued and outstanding, using a 1-for-60 reverse split ratio; (ii) approximately 57,666,080 shares of Class A common stock and 50,436,720 shares of Class B common stock issued and outstanding using a 1-for-5 reverse split ratio; and (iii) approximately 2,883,304 shares of Class A common stock and 2,521,836 shares of Class B common stock issued and outstanding using a 1-for-100 reverse split ratio, subject to interpolation between such ratios.

Principal Effects of the Reverse Stock Split

After the effective date of the proposed Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock, depending on the final split ratio used to effect the Reverse Stock Split. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Stock Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to a Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Stock Split, subject to the treatment of any fractional shares as described herein. The number of stockholders of record also will not be affected by the proposed Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split.

The following table contains approximate number of issued and outstanding shares of Common Stock, and the estimated per share trading price following a 1-for-60, subject to adjustment from 1-for-5 to 1-for-100 Reverse

Stock Split, without giving effect to any adjustments for fractional shares of Common Stock or the issuance of any derivative securities, as of September 30, 2023.

After Each Reverse Stock Split Ratio	Current	1:60	1:5	1:100
Class A common stock authorized(1)	6,000,000,000	100,000,000	1,200,000,000	60,000,000
Class A common stock issued and outstanding(2)	288,330,404	4,805,506	57,666,080	2,883,304
Class B common stock authorized(1)	1,000,000,000	16,666,666	200,000,000	10,000,000
Class B common stock issued and outstanding	252,183,601	4,203,060	50,436,720	2,521,836
Number of shares of Class A common stock authorized but unissued and unreserved	5,711,669,596	95,194,493	1,142,333,919	57,116,695
Number of shares of Class B common stock authorized but unissued and unreserved	747,816,399	12,463,606	149,563,279	7,478,163
Price per share, based on the closing price of the Company’s Class A common stock on September 29, 2023	$0.25	$15.00	$1.25	$25.00

(1)

Includes: (i) 9,521,703 shares of Class A common stock issuable upon exercise of stock options, with a weighted average exercise price of $12.18 per share, under our 2021 Plan; (ii) 19,635,760 shares of Class A common stock issuable upon the vesting of restricted stock units issued pursuant to the 2021 Plan; (iii) 14,879,405 shares of Class A common stock available for future issuance under the 2021 Plan and the 2021 ESPP; and (iv) 33,533,192 shares of Class A common stock issuable upon exercise of outstanding warrants related to the warrant agreement dated May 18, 2020, with a weighted average exercise price of $11.50 per share.

(2)	The Class A common stock issued and outstanding includes 2,720,966 shares of Class A common stock held in escrow as part of the consideration transferred in connection with an acquisition.

After the effective date of the Reverse Stock Split, the CUSIP number for our Class A common stock will change in connection with consummating the Reverse Stock Split. Our Class B common stock does not have a CUSIP number and we do not intend to obtain one in connection with the Reverse Stock Split.

Our Class A common stock and warrants to purchase Class A common stock (“Public Warrants”) are currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our Common Stock or Public Warrants under the Exchange Act. Our Class A common stock would continue to trade on NYSE under the symbol “CANO,” although it is likely that NYSE would add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effect on Outstanding Derivative Securities

The Reverse Stock Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the exercise, vesting or conversion of the following outstanding derivative securities issued by us, in accordance with the split ratio (all figures are as of September 30, 2023 and are on a pre-Reverse Stock Split basis), including:

•	9,521,703 shares of Class A common stock issuable upon the exercise of stock options, at a weighted average exercise price of $12.18 per share under the 2021 Plan;

•	19,635,760 shares of Class A common stock issuable upon the vesting of restricted stock units issued pursuant to the 2021 Plan; and

•

33,533,192 shares of Class A common stock issuable upon exercise of outstanding warrants related to the warrant agreement dated May 18, 2020, with a weighted average exercise price of $11.50 per share.

The adjustments to the above securities, as required by the Reverse Stock Split and in accordance with the split ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Class A common stock being delivered upon such exercise or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.

Procedures

The Reverse Stock Split would become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The exact timing of the filing of the Certificate of Amendment, if it is filed, would be determined by our Board based on its evaluation as to when such action would be in our and our stockholders’ best interests. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Amendment, our Board determines, acting in its sole discretion, that to proceed with it is not in our best interest and the best interest of our stockholders. Following are descriptions of how the Reverse Stock Split would be implemented for beneficial holders and registered book-entry holders.

•

Beneficial Holders. Upon implementing the Reverse Stock Split, we intend to treat shares held by stockholders through a broker, bank or other agent in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks and other agents would be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these brokers, banks and other agents may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a broker, bank or other agent and who have any questions in this regard are strongly encouraged to contact their brokers, banks or other agents for more information.

•

Registered “Book Entry” Holders. Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with Continental Stock Transfer & Trust Company (“Continental”), our stock transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If the Reverse Stock Split is implemented, stockholders who hold shares electronically in book-entry form with Continental would not need to take action to receive whole shares of post-reverse split common stock as the exchange will be automatic.

Authorized Shares of Common Stock

We are currently authorized under our Certificate of Incorporation to issue up to a total of 6,000,000,000 shares of Class A common stock and 1,000,000,000 shares of Class B common stock. The Reverse Stock Split will decrease the number of authorized shares of common stock under our Certificate of Incorporation by the same ratio as that used to decrease the number of our outstanding shares of common stock in the Reverse Stock Split, in addition to increasing such shares’ par value by a multiple of the final split ratio. See “—Principal Effects of the Reverse Stock Split.”

Payment of Cash in Lieu of Issuing Fractional Shares

The Reverse Stock Split will affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in such stockholder owning a fractional share, for which they would receive cash in lieu of any such fractional shares. We do not currently intend to issue fractional shares of our common stock in connection with the Reverse Stock Split. Stockholders who otherwise would hold fractional shares because the number of shares of common stock they held before the Reverse Stock Split will be entitled to cash payments (without interest or deduction) in respect of such fractional shares.

To avoid the existence of fractional shares of our common stock—

•

Class A common stock: Continental, our stock transfer agent, will aggregate all fractional shares of Class A common stock and sell them as soon as practicable after the effective time of the Reverse Stock Split at the then-prevailing prices on the open market, on behalf of the Class A common stockholders who would otherwise be entitled to receive a fractional share of Class A common stock as a result of the Reverse Stock Split. We expect that our transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our Class A common stock (the “Aggregated Fractional Shares”). After our transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share of Class A common stock will instead receive a cash payment from our transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale (the “Total Sale Proceeds”).

•

Class B common stock: Holders of Class B common stock will receive, in lieu of any fractional share, an amount in cash equal to such fraction multiplied by a share price equal to the Total Sale Proceeds divided by the Aggregated Fractional Shares.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or Continental, our stock transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with our transfer agent’s instructions (described below), will have to seek to obtain such funds directly from the state to which they were paid.

Accounting Treatment

The Common Stock’s par value will be adjusted by the same ratio as that used to decrease the number of our outstanding shares of common stock in the Reverse Stock Split. See “—Principal Effects of the Reverse Stock Split.” As a result, on the effective date of the Reverse Stock Split, the stated capital on the balance sheet attributable to the common stock and the additional paid-in capital account will not change. The per share Common Stock net income or loss and any other per common share amount will be increased because there will be fewer shares of the Common Stock outstanding and we will adjust historical per share amounts set forth in our future financial statements to give retroactive effect to the Reverse Stock Split. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Considerations Related to the Reverse Stock Split

The discussion below is only a summary of certain U.S. federal income tax considerations related to the Reverse Stock Split generally applicable to beneficial holders of shares of our Common Stock and does not purport to be a complete discussion of all possible tax considerations or consequences. This summary addresses only those stockholders who hold their pre-Reverse Stock Split shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “IRC Code”) and will hold the post-Reverse Stock Split shares as capital assets. This discussion does not address all U.S. federal income tax considerations or consequences that could be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the IRC Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax considerations and consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult their own tax advisor as to the particular facts and circumstances that could be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Stock Split.

The Reverse Stock Split will qualify as a recapitalization for U.S. federal income tax purposes. As a result:

•	stockholders should not recognize any gain or loss as a result of the Reverse Stock Split (except for cash, if any, received in lieu of a fractional share of common stock);

•

the aggregate basis of the shares held by a stockholder immediately after the Reverse Stock Split, including any fractional share of Common Stock not actually received, should be equal to the aggregate basis of such stockholder’s pre-Reverse Stock Split shares;

•	the holding period of the shares owned immediately after the Reverse Stock Split will include the stockholder’s holding period before the Reverse Stock Split;

•

cash payments received by the holder for a fractional share of Common Stock generally should be treated as if such fractional share had been issued pursuant to the Reverse Stock Split and then redeemed by us, and such holder generally should recognize capital gain or loss with respect to such payment, measured by the difference between the amount of cash received and such holder’s tax basis in such fractional share; and

•	we should not recognize gain or loss as a result of the Reverse Stock Split.

THE ABOVE DISCUSSION IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY PERSON, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES. IT WAS WRITTEN SOLELY IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN IN CONNECTION WITH THE REVERSE STOCK SPLIT.

Required Vote

The amendment of the Certificate of Incorporation to effect the Reverse Stock Split in this proposal requires the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of the Company’s Common Stock entitled to vote thereon, voting together as a single class. Our Certificate of Incorporation has opted out of Section 242(b)(2) of the DGCL and therefore no separate class vote is required to approve this proposal.

Certain of the Company’s current and former officers and directors, acting in their respective roles as individual stockholders, who together, as of October [●], 2023, beneficially owned in the aggregate approximately [●]% of the voting power of the outstanding shares of the Common Stock entitled to vote on the Reverse Stock Split proposal, including [●] shares of Class A Common Stock and [●] shares of Class B Common Stock (collectively, the “Subject Shares”), have entered into voting agreements (each a “Voting Agreement”) with the Company. Pursuant to these Voting Agreements, those stockholders have agreed to vote, or cause the Subject Shares to vote, in favor of the Reverse Stock Split proposal. ITC Rumba, LLC, Cano Health’s largest stockholder with approximately 30% of the voting power of the Company’s Class A and Class B common stock as of September 30, 2023, while it has not entered into a Voting Agreement, has reaffirmed to the Company its intent to vote in favor of the Reverse Stock Split. Accordingly, while the Company can provide no assurances, it anticipates that the Reverse Stock Split will be approved by the requisite stockholder vote. This discussion of the Voting Agreement is a summary only and is qualified in its entirety by reference to the text of the form of Voting Agreement, a copy of which is attached as Annex B to this Proxy Statement.

Recommendation

The Company’s Board of Directors unanimously recommends that stockholders vote FOR the amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split.

TRANSACTION OF OTHER BUSINESS

The Company’s Board of Directors, acting pursuant to their authority under Article V of the Company’s Certificate of Incorporation, called this Special Meeting solely for the purpose of considering and acting upon the Reverse Stock Split. Pursuant to Article V of the Company’s Certificate of Incorporation, only those matters set forth in this Proxy Statement will be considered and acted upon at the Special Meeting or at any adjournments or postponements of the Special Meeting..

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of shares of our Class A common stock and Class B common stock as of September 30, 2023 for:

•	each person or group known to us who beneficially owns more than 5% of our Class A common stock and/or Class B common stock;

•	each of our directors and director nominees;

•	each of our NEOs; and

•	all of our directors and executive officers as a group.

Each stockholder’s percentage ownership is based on 288,330,404 shares of our Class A common stock and 252,183,601 shares of our Class B common stock outstanding as of September 30, 2023. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days of September 30, 2023. Shares of Class A common stock subject to options or RSUs that are currently exercisable or exercisable or will vest within 60 days of September 30, 2023 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Cano Health, Inc., 9725 NW 117th Avenue, Miami, Florida 33178. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Shares of Class A Common Stock Beneficially Owned		Shares of Class B Common Stock Beneficially Owned(1)		% of Total Voting Power(2)
Greater than 5% Holders:	Number	% of Class	Number	% of Class
Shares Subject to the Group Agreement(3)	27,202,209	9.4%	161,172,923	63.9%	34.9%
Barry S. Sternlicht(4)	25,480,624	8.8%	—	—	4.7%
The Vanguard Group(5)	16,187,584	5.6%	—	—	3.0%
ITC Rumba, LLC(6)	14,825	*	159,780,988	63.4%	29.6%
Directors and Executive Officers:
Mark Kent(7)	9,671,318	3.4%	—	—	1.8%
Dr. Marlow Hernandez(8)	3,338,671	1.2%	22,104,622	8.8%	4.7%
Eladio Gil(9)	113,905	*		—	*
Brian D. Koppy(10)	314,908	*	—	—	*
Richard Aguilar(11)	1,069,080	*	9,734,083	3.8%	2.0%
David Armstrong	256,749	*	874,453	*	*
Mark Novell	50,235	*	—	—	*
Robert Camerlinck(12)	26,329,013	9.1%	17,163,460	6.8%	8.0%
Angel Morales(13)	62,902	*	6,968,507	2.8%	1.3%
Dr. Alan Muney	62,902	*	—	—	*
Kim M. Rivera	62,902	*	—	—	*
Solomon D. Trujillo(14)	166,633	*	13,680,443	5.4%	2.6%
All Directors and Executive Officers as a Group (9 persons)	36,776,559	12.75%	38,686,816	15.3%	14.0%

*	Less than 1%.

(1)

Class B common stock entitles the holder thereof to 1 vote per share. Subject to the terms of the Second Amended and Restated Limited Liability Company Agreement of Primary Care (ITC) Intermediate Holdings, LLC, the common limited liability company units of Primary Care (ITC) Intermediate Holdings, LLC (the “PCIH Common Units”), together with an equal number of shares of Class B common stock, are exchangeable for either cash, at the election of the Company, or shares of Class A common stock on a 1-for-1 basis.

(2)

Based on 288,330,404 shares of Class A common stock and 252,183,601 shares of Class B common stock issued and outstanding as of September 30, 2023. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual or entity has the right to acquire within 60 days of September 30, 2023, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each individual or entity has sole voting and investment power, or shares such powers with their spouse, with respect to the shares shown as beneficially owned.

(3)

(i) Barry S. Sternlicht; (ii) ITC Rumba, LLC; (iii) Elliot Cooperstone, the Founder and Managing Partner of ITC Rumba, LLC; (iv) Dr. Lewis Gold; (v) EG Advisors, LLC, which is affiliated with and controlled by Dr. Gold; and (vi) EGGE, LLC, which is affiliated with and controlled by Dr. Gold, are parties to the Group Agreement, dated as of April 2, 2023 (the “Group Agreement”). Mr. Sternlicht, Mr. Cooperstone and Dr. Gold are former directors of the Company. As a result, Mr. Sternlicht, Mr. Cooperstone and Dr. Gold and certain of their affiliates may be deemed to be members of a “group,” within the meaning of Section 13(d)(3) of the Exchange Act that collectively beneficially owns more than 5% of the Company’s outstanding shares of Class A common stock (the “Group”). Assuming full vesting and conversion of any convertible securities held by the Group, the Group beneficially owns approximately 34.9% of the outstanding shares of our common stock, based on 288,330,404 shares of Class A common stock and 252,183,601 shares of Class B common stock issued and outstanding as of September 30, 2023.

(4)

This information is based on a Schedule 13D/A filed with the SEC on April 3, 2023. Mr. Sternlicht is a party to the Group Agreement. Assuming full vesting and conversion of any convertible securities held by the Group, the Group beneficially owns approximately 34.9% of the outstanding shares of our common stock, based on 288,330,404 shares of Class A common stock and 252,183,601 shares of Class B common stock issued and outstanding as of September 30, 2023.

(5)

The Vanguard Group, Inc. has shared voting power over 273,752 shares of Class A common stock, sole dispositive power over 15,779,667 shares of Class A common stock and shared dispositive power over 407,917 shares of Class A common stock. This information is based on a Schedule 13G/A filed with the SEC on February 9, 2023. The Vanguard Group’s business address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Reported ownership includes shares held by subsidiaries listed in the filing.

(6)

This information is based on Schedule 13D filed with the SEC on April 4, 2023 and the Schedule 13D/A filed with the SEC on August 14, 2023. ITC Rumba, LLC and Elliot Cooperstone, the Founder and Managing Partner of ITC Rumba, LLC, are parties to the Group Agreement. Assuming full vesting and conversion of any convertible securities held by the Group, the Group beneficially owns approximately 34.9% of the outstanding shares of our common stock, based on 288,330,404 shares of Class A common stock and 252,183,601 shares of Class B common stock issued and outstanding as of September 30, 2023. The business address of ITC Rumba, LLC is 444 Madison Avenue, 35th Floor, New York, NY 10022.

(7)

Represents: (1) 4,599,564 shares of Class A common stock held by Total Health Medical Centers, LLC; (2) 2,360,913 shares of Class A common stock held by Care Management Resources, LLC; (3) 2,360,913 shares of Class A common stock held by Procare Medical Management, LLC; (4) 174,964 shares of Class A common stock held by Partners in Health, LLC; and (5) 174,964 shares of Class A common stock held by Your Partners in Health I, LLC, all of which entities are wholly owned by Mr. Kent. Excludes an estimated 93,899,696 shares of the Company’s Class A common stock (based on the $0.25 per share closing price of a share of the Company’s Class A common stock as of September 29, 2023) issuable on January 31, 2024 to Mr. Kent and entities controlled by Mr. Kent (the “Sellers”) pursuant to a certain Asset Purchase Agreement, dated December 9, 2022 (the “Purchase Agreement”), which transaction was previously disclosed in: (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023; (ii) its Form S-3 filed with the SEC on March 15, 2023; (iii) its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 9, 2023; and (iv) its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the SEC on August 10, 2023. If the Company’s Class A common stock is no longer listed on the NYSE on January 31, 2024, then the Sellers shall receive the value of any remaining consideration in cash as provided in the Purchase Agreement.
(8)

As previously disclosed in Current Reports on Form 8-K filed with the SEC on June 20, 2023 and August 21, 2023, respectively, Dr. Hernandez ceased service as the Company’s CEO in June 2023 and as Director in August 2023 and this information is being provided as of his departure from the Company. Represents: (1) 2,750,618 shares of Class A common stock and 473,469 public warrants to purchase Class A common stock held by Dr. Hernandez; (2) 13,497,686 shares of Class B common stock held by Hernandez Borrower Holdings, LLC, of which Mr. Hernandez and the Marlow B. Hernandez 2020 Family Trust are the sole members; (3) an option provided to Dr. Hernandez and Hernandez Borrower Holdings, LLC pursuant to the Stock Purchase and Repayment Agreement (as described below) to acquire 8,536,936 shares of Class B common stock; (4) 70,000 shares of Class B common stock held by Dr. Hernandez; and (5) 67,597 shares of Class A common stock and 46,987 public warrants to purchase Class A common stock held by the Marlow B. Hernandez 2020 Family Trust. On April 5, 2023, Hernandez Borrower Holdings, LLC transferred 8,536,936 shares of Class B common stock (the “Hernandez Transferred Securities”) to Robert Camerlinck, the Company’s COO, pursuant to the Stock Purchase and Repayment Agreement, dated April 5, 2023, by and among Dr. Hernandez, Hernandez Borrower Holdings, LLC, Mr. Camerlinck, and the guarantors set forth therein (the “Repayment Agreement”), as repayment and in satisfaction in full of Dr. Hernandez’s obligations under a promissory note owed to Mr. Camerlinck. Dr. Hernandez and Hernandez Borrower Holdings, LLC have the right during the 1-year period following April 5, 2023, subject to the terms and conditions of the Repayment Agreement, to acquire the Hernandez Transferred Securities for a price equal to $3.00 per share of Class B common stock, as adjusted in accordance with the Repayment Agreement. As a result of such option, Dr. Hernandez is including the Hernandez Transferred Securities in the number of shares of Class B common stock beneficially owned by him and Hernandez Borrower Holdings, LLC. Mr. Camerlinck has voting power with respect to the Hernandez Transferred Securities.

(9)

As previously disclosed in a Current Report on Form 8-K filed with the SEC on September 29, 2023, Mr. Gil was appointed as the Company’s Interim Chief Financial Officer effective September 29, 2023 and as part of such promotion is entitled to receive on November 10, 2023 a $100,000 one-time RSU award vesting in shares of the Company’s Class A common stock in full on November 10, 2024, the first anniversary of his election as Interim CFO, subject to his continued employment with the Company or one of its subsidiaries through such time. Based on the $0.8779 3-month average closing price of shares of the Company’s Class A common stock, the Company estimates that Mr. Gil will be issued approximately 113,905 shares of Class A common stock on November 10, 2023, prior to giving effect to the Reverse Stock Split.

(10)

As previously disclosed in a Current Report on Form 8-K filed with the SEC on September 29, 2023, Mr. Koppy resigned as the Company’s Chief Financial Officer effective September 28, 2023 and this information is being provided as of his departure from the Company.

(11)

As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the SEC on August 10, 2023, Dr. Aguilar ceased service as the Company’s Chief Clinical Officer in August 2023 and this information is being provided as of his departure from the Company. Represents: (1) 1,002,370 shares of Class A common stock; and (2) 46,710 public warrants to purchase Class A common stock. Also consists of 4,742,276 shares of Class B common stock held by Aguilar Borrower Holdings LLC, of which Mr. Aguilar is the sole member, and an option provided to Mr. Aguilar and Aguilar Borrower Holdings LLC pursuant to the Repayment Agreement to acquire 4,991,807 shares of Class B common stock. On April 5, 2023, Mr. Aguilar transferred 4,991,807 shares of Class B common stock held by Aguilar Borrower Holdings LLC (the “Aguilar Transferred Securities”) to Mr. Camerlinck pursuant to the Repayment Agreement described in footnote (8) to repay in full the outstanding principal amount owed by Mr. Aguilar as guarantor to Mr. Camerlinck under a promissory note. Mr. Aguilar has the right during the 1-year period following April 5, 2023, subject to the terms and conditions of the Repayment Agreement, to acquire the Aguilar Transferred Securities for a price equal to $3.00 per share of Class B common stock, as adjusted in accordance with the Repayment Agreement. As a result of such option, Dr. Aguilar is including the Aguilar Transferred Securities in the number of shares of Class B common stock beneficially owned by him. Mr. Camerlinck has voting power with respect to the Aguilar Transferred Securities.
(12)

Represents: (1) 23,492,473 shares of Class A common stock; and (2) 2,836,540 shares of Class A common stock and 17,163,460 shares of Class B common stock that were transferred to Mr. Camerlinck on April 5, 2023 from Dr. Hernandez, Hernandez Borrower Holdings, LLC, Mr. Aguilar and the other guarantors set forth in the Repayment Agreement as repayment for and in satisfaction in full of the transferors’ obligations under a promissory note owed to Mr. Camerlinck as described in footnotes (8) and (11).

(13)

Includes 6,968,507 shares of Class B common stock held by Morales Borrower Holdings LLC. Mr. Morales’s spouse and mother have shared voting and dispositive power with respect to these shares and are therefore the beneficial owners of these shares. Mr. Morales expressly disclaims beneficial ownership as to any of these shares, except to the extent of his pecuniary interest therein.

(14)	Consists of: (1) 166,633 shares of Class A common stock held by Mr. Trujillo; and (2) 13,680,443 shares of Class B common stock held by Trujillo Group, LLC, of which Mr. Trujillo is the sole member.

DISSENTER’S RIGHTS OF APPRAISAL

Neither the Delaware General Corporation Law nor our Certificate of Incorporation provides holders of our Common Stock with dissenters’ or appraisal rights in connection with the Certificate of Amendment or Reverse Stock Split.

SOLICITATION OF PROXIES

In light of the Voting Agreement referred to under “Required Vote,” do not plan to retain any firm to assist the Company in the solicitation of proxies. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of Common Stock held as of the record date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, email or other similar means.

STOCKHOLDER LIST

In accordance with the Delaware General Corporation Law, we will maintain at our corporate offices in Miami, Florida, a list of the stockholders entitled to vote at the Special Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Special Meeting, during ordinary business hours for 10 days before the Special Meeting.

STOCKHOLDERS SHARING AN ADDRESS

If you and other residents at your mailing address own shares of Common Stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only 1 set of proxy materials. This procedure is known as “householding” and is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. If you consented or were deemed to have consented to householding, your broker, bank or other nominee may send 1 set of proxy materials to your address for all residents that own shares of Common Stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple sets of proxy materials, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra or separate copies free of charge of proxy materials, please send your request in writing to 9725 NW 117th Avenue, Miami, FL 33178, Attention: Investor Relations or by telephone at (855) 226-6633. The Company will undertake to deliver promptly upon written or oral request an extra or separate copy of proxy materials.

STOCKHOLDER NOMINATIONS FOR THE BOARD OF DIRECTORS

The Nominating and Corporate Governance Committee of the Board (“NCGC”) will consider stockholder nominations for membership on the Board. For the 2024 annual stockholders’ meeting, nominations may be submitted to Cano Health, Inc., 9725 NW 117th Avenue, Miami, Florida 33178, Attn: Secretary and by email at david.armstrong@canohealth.com and/or michael.sheehan@canohealth.com, and such nominations will then be forwarded to the NCGC’s Chairperson. Nominations must be in writing and comply with the advance notice provisions and other requirements specified in our By-laws and summarized in our 2023 annual proxy statement on Schedule 14A filed with the SEC on May 22, 2023 under “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE,” and we must receive such nominations not less than 90 days nor more than 120 days prior to the date of the anniversary of the 2023 Annual Meeting (i.e., no earlier than February 16, 2024 and no later than March 17, 2024). Nominations not received within this time frame will be considered untimely.

To comply with the SEC’s recently adopted universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 annual stockholders’ meeting must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act no later than April 16, 2024.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is www.canohealth.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, proxy statements and Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

Annex A

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

CANO HEALTH, INC.

Cano Health, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

1.

This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State on June 3, 2021 (the “Certificate of Incorporation”).

2.

That the Corporation’s Board of Directors duly adopted resolutions through a unanimous written consent setting forth the following amendment (the “Amendment”) of the Corporation’s Certificate of Incorporation, declaring said Amendment to be advisable and calling a meeting of the Corporation’s stockholders for consideration thereof.

3.

That thereafter, pursuant to a resolution of its Board of Directors, a special meeting of the Corporation’s stockholders was duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of this Amendment.

4.	That the Corporation’s Certificate of Incorporation be amended by changing ARTICLE IV by inserting the following immediately after the first sentence under “CAPITAL STOCK” thereof, as follows:

“Upon the filing and effectiveness (the “Effective Time”), pursuant to the DGCL, of this Certificate of Amendment to the Corporation’s Certificate of Incorporation, (a) each (i)      shares of Class A Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into 1 share of Class A Common Stock and (ii)      shares of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into 1 share of Class B Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Holders of Common Stock who otherwise would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive cash payment in lieu of any fractional share created as a result of such Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (the “Old Certificate”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests, as described above. Each holder of an Old Certificate shall receive, upon surrender of such Old Certificate, a new certificate representing the number of whole shares of Common Stock to which such stockholder is entitled pursuant to the Reverse Stock Split.

The total number of shares of capital stock which the Corporation shall have authority to issue is      (    ) of which: (i)      (    ) shares shall be a class designated as Class A Common Stock, par value $     per share (the “Class A Common Stock”); (ii)      (    ) shares shall be a class designated as Class B Common Stock, par value $     per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and (iii) Ten Million (10,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).

5.	This Amendment has been approved and duly adopted in accordance with the provisions of Section 242 of the DGCL.

6.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Incorporation as of this   day of     , 2023.

CANO HEALTH, INC.

By:

Name:

Title:

Annex B

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as October [●], 2023 (this “Agreement”), is entered into by and between Cano Health, Inc., a Delaware corporation (the “Company”), and the Person identified on Exhibit A hereto (the “Stockholder”).

W I T N E S S E T H:

WHEREAS, the New York Stock Exchange (the “NYSE”) has notified the Company that the Company is not in compliance with Section 802.01C of the NYSE Listed Company Manual (the “Listing Rule”) because the average closing stock price of a share of the Company’s Class A common stock was less than $1.00 per share over a consecutive 30 trading-day period, and the Company’s Board of Directors (the “Board”) has proposed an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding (i) Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at a ratio of 1-for-60 and (ii) Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”), at a ratio of 1-for-60, with the Board having the right to adjust each such ratio, acting in its sole discretion and in the Company’s best interest, in each case down to 1-for-5 and up to 1-for-100 (the “Reverse Stock Split”) without further approval or authorization of the Company’s stockholders, during a period of time not to exceed the 1-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting, with the primary purpose of increasing the per share market price of the Class A Common Stock in order to regain compliance with the Listing Rule (the “Reverse Stock Split Proposal”);

WHEREAS, in order for the Reverse Stock Split Proposal to be adopted, it must be approved by at least a majority in voting power of the outstanding shares of Company Common Stock entitled to vote thereon, voting together as a single class;

WHEREAS, the Stockholder is the record or Beneficial Owners of, and has sole power over, such number of shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A hereto (such shares of Company Common Stock, the “Subject Shares”); and

WHEREAS, the Company and the Stockholder have agreed to enter into this Agreement to provide for the voting of the Subject Shares with respect to the Reverse Stock Split Proposal on the terms set forth herein.

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. Defined Terms. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings.

“Affiliate” shall have the meaning ascribed to it under Section 12b-2 of the Exchange Act.

“Agreement” has the meaning given to such term in the preamble.

“Beneficially Own” has the meaning given to such term in Section 3.1.

“Board” has the meaning given to such term in the recitals.

“Class A Common Stock” has the meaning given to such term in the recitals.

“Class B Common Stock” has the meaning given to such term in the recitals.

“Company” has the meaning given to such term in the preamble.

“Company Common Stock” has the meaning given to such term in the recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” shall mean any U.S. (federal, state or local) or foreign government, or any governmental, regulatory, judicial or administrative authority, agency or commission.

“Law” shall mean any and all domestic (federal, state or local) or foreign laws (including common law), rules, regulations, orders, judgments or decrees promulgated by any Governmental Authority.

“Lien” means liens, claims, mortgages, encumbrances, pledges, security interests or charges of any kind.

“Listing Rule” has the meaning given to such term in the recitals.

“NYSE” has the meaning given to such term in the recitals.

“Person” means and includes any individual, company, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, pension fund, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Proxy Statement” means the Company’s proxy statement on Schedule 14A describing the Reverse Stock Split Amendment to be voted upon at the Special Meeting, as filed with the SEC and mailed to the Company’s stockholders.

“Record Date” means the record date established by the Company for purposes of determining stockholders entitled to vote at the Special Meeting;

“Reverse Stock Split” has the meaning given to such term in the recitals.

“Reverse Stock Split Amendment” means the amendment to the Company’s certificate of incorporation that effects the Reverse Stock Split.

“Reverse Stock Split Proposal” has the meaning given to such term in the recitals.

“SEC” means the U.S. Securities and Exchange Commission.

“Special Meeting” means the special meeting of the Company’s stockholders scheduled to be held on November [●], 2023, at 10:00 a.m. Eastern Time, virtually at https://cstproxy.com/canohealth/2023, as may be changed or updated as provided in the applicable proxy statement.

“Stockholder” has the meaning given to such term in the preamble.

“Stockholder Approval” means approval of the adoption of the Reverse Stock Split Amendment at the Special Meeting by holders of at least a majority in voting power of the outstanding shares of Company Common Stock, voting together as a single class.

“Subject Shares” has the meaning given to such term in the recitals.

“Transfer” shall mean any direct or indirect offer, sale, assignment, Lien, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, Lien, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), of the Subject Shares or any right or interest therein, excluding, for the avoidance of doubt, entry into this Agreement.

2. Certain Covenants. The Stockholder covenants and agrees as follows:

2.1 such Stockholder will not (a) at any time prior to or during the Special Meeting, directly or indirectly, make any Transfer; (b) knowingly take any action which is, individually or in the aggregate, reasonably likely to delay, prevent or have an adverse effect on such Stockholder’s ability to satisfy its obligations under this Agreement; or (c) take any action that would make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing, disabling or impeding such Stockholder from performing its obligations under this Agreement;

2.2 such Stockholder shall cause the Subject Shares to be present, in person, or by proxy, at the Special Meeting for purposes of calculating a quorum; and

2.3 such Stockholder shall vote, or cause to the Subject Shares to be voted in favor of the Reverse Stock Split Proposal.

2.4 Grant of Proxy; Voting Agreement. If requested by the Company, the Stockholder will irrevocably appoint the Company and any designee of the Company, and each of them individually, as the Stockholder’s proxy and attorney-in-fact, with full power of substitution, to vote the Subject Shares solely to the extent and in the manner specified in Section 2.3. Such proxy will be given to secure the performance of the duties of the Stockholder under this Agreement, and its existence will not be deemed to relieve the Stockholder of its obligations under this Article 2. If given, the proxy and power of attorney granted pursuant to this Section 2.4 shall be irrevocable, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Stockholder with respect to the Special Meeting with regard to the Subject Shares, and the Stockholder acknowledges that the requirement to give such proxy constitutes an inducement for the Company to enter into this Agreement. The power of attorney to be granted by the Stockholder is a durable power of attorney and shall survive the Stockholder’s bankruptcy, dissolution, death or incapacity. The proxy and power of attorney granted hereunder shall terminate at the earlier of (i) the valid termination of this Agreement in accordance with Section 5.1 and (ii) immediately following the conclusion of the Special Meeting following the receipt of Stockholder Approval.

(a) Until the termination of this Agreement in accordance with its terms, the Stockholder’s obligations specified in this Section 2.4 shall apply. Any such vote shall be cast (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto, so as to ensure that it is duly counted in connection with the Special Meeting, including for purposes of determining whether a quorum is present at such meeting.

(b) The irrevocable proxy to be granted pursuant to this Section 2.4 shall not be terminated by any act of the Stockholder or by operation of Law. If between the execution hereof and the termination of this Agreement, the Stockholder dies or is incapacitated, any trust or estate holding the Subject Shares should be terminated, or if any corporation or partnership holding the Subject Shares should be dissolved or liquidated, or if any other such similar event or events shall occur before the termination of this Agreement, certificates or book-entry credits representing the Subject Shares shall be delivered by or on behalf of the Stockholder in accordance with the terms and conditions of this Agreement, and actions taken by the Company (or its designees) hereunder shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not the Company has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

2.5 The Stockholder agrees that this Voting Agreement and the Stockholder’s being a party hereto and the parties’ obligations hereunder may be described and publicly disclosed in the Proxy Statement and related materials, including, without limitation, in customary press releases referring to the matters covered by the Proxy Statement.

3. Representations and Warranties of the Stockholders. The Stockholder hereby represents and warrants to the Company as of the date hereof, that:

3.1 Ownership. The Stockholder is the record and Beneficial Owner of the Subject Shares, and the Subject Shares constitute the Stockholder’s entire interest in the Company’s outstanding capital stock. The Subject Shares are Beneficially Owned and owned of record by the Stockholder, free and clear of any Liens, of any nature whatsoever, except for restrictions on transfer under securities Laws and except for those created by this Agreement. The Stockholder has and (except as otherwise expressly provided by this Agreement) will have at all times, until and through the Record Date, sole voting power (including the right to control such vote as contemplated herein) with respect to the matters set forth in this Agreement, sole power of disposition, sole power to issue instructions with respect to the matters set forth in this Agreement, and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares owned by the Stockholder at all times until and through the Record Date. “Beneficial Ownership” by a person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

3.2 Authorization; No Conflicts. The execution, delivery and performance by the Stockholder of this Agreement, and the consummation of the transactions contemplated hereby (a) are within the Stockholder’s power and authority; (b) have been duly authorized by all necessary proceedings on the Stockholder’s behalf (if any); and (c) do not conflict with or breach, or require any consent or approval under, any Law, injunction, license, permit, agreement or instrument applicable to the Stockholder.

3.3 Enforceability. This Agreement has been validly executed by the Stockholder and, assuming the due authorization, execution and delivery by the Company, constitutes a legally binding obligations of the Stockholder, constitutes a legally binding obligation of the Stockholder, enforceable against the Stockholder in accordance with the terms and conditions hereof, except as any enforceability may be limited by applicable bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether sought in equity or at Law).

3.4 Stockholder Has Adequate Information. The Stockholder is aware of the legal, financial and tax matters related to this Agreement and the Stockholder has either sought and received professional legal, tax and financial advice regarding this Agreement and the matters related to this Agreement or has determined after reviewing the Agreement carefully that the Stockholder has waived its right to seek such professional advice.

3.5 ACKNOWLEDGMENT. THE STOCKHOLDER ACKNOWLEDGES AND AGREES THAT THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 4 CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE COMPANY IN CONNECTION WITH

THIS AGREEMENT, WHETHER IN WRITING, ORALLY OR OTHERWISE, AND STOCKHOLDER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE IN CONNECTION WITH THIS AGREEMENT, EXPRESS OR IMPLIED AND THE ACCURACY AND COMPLETENESS THEREOF (INCLUDING ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE COMPANY OR ITS SUBSIDIARIES OR THE ACCURACY AND COMPLETENESS OF ANY INFORMATION SUPPLIED RELATING TO THE COMPANY OR ITS SUBSIDIARIES) ARE SPECIFICALLY DISCLAIMED BY THE COMPANY AND ARE NOT BEING RELIED UPON BY THE STOCKHOLDER OR ANY OF ITS REPRESENTATIVES OR AFFILIATES.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder, as of the date hereof, that:

4.1 Authorization; No Conflicts. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby (a) are within the Company’s power and authority; (b) have been duly authorized by all necessary proceedings on its behalf; and (c) do not conflict in any material respect with or require any consent or approval pursuant to (unless any such required consent or approval has been obtained prior to the consummation of the transactions contemplated by this Agreement and remains in full force and effect) its organizational documents or conflict with or breach, or require any consent from or approval under, any Law, injunction, license, permit, agreement or instrument applicable to the Company.

4.2 Enforceability. This Agreement has been validly executed by the Company and, assuming the due authorization, execution and delivery by the Stockholder, constitutes a legally binding obligation of the Company, enforceable against the Company in accordance with the terms and conditions hereof, except as any enforceability may be limited by applicable bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether sought in equity or at Law).

4.3 ACKNOWLEDGMENT. THE COMPANY ACKNOWLEDGES AND AGREES THAT THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 3 CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER IN CONNECTION WITH THIS AGREEMENT, WHETHER IN WRITING, ORALLY OR OTHERWISE, AND THE COMPANY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE IN CONNECTION WITH THIS AGREEMENT, EXPRESS OR IMPLIED AND THE ACCURACY AND COMPLETENESS THEREOF ARE SPECIFICALLY DISCLAIMED BY THE STOCKHOLDER AND ARE NOT BEING RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES OR AFFILIATES.

5. Miscellaneous.

5.1 Term. This Agreement shall terminate, become null and void, and shall have no further force or effect immediately as of and following the earliest of: (i) the date on which the Company delivers written notice to the Stockholder of its intent to terminate this Agreement (or such later date specified in such notice); (ii) December 31, 2023; and (iii) the filing of the Reverse Stock Split Amendment. Notwithstanding anything else contained herein, (a) this Article 5 shall survive termination, and (b) such termination shall not relieve any party from liability for any material breach of this Agreement by the party prior to such termination.

5.2 Amendment and Waiver. This Agreement may be amended by mutual agreement of the parties and may not be amended except by an instrument in writing signed by the parties hereto. Subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of the other party hereto; (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; (c) waive compliance by the other party with any agreement contained herein;

or (d) waive any condition to which its obligations are subject. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

5.3 Costs and Expenses. Each party shall bear its own costs and expenses (including all legal, accounting, audit, due diligence and other out-of-pocket expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

5.4 Schedule 13D. If applicable, the Company acknowledges that the Stockholder may file this Agreement as an exhibit to such Stockholder’s Schedule 13D. In such event, the Stockholder shall provide the Company with a reasonable opportunity to review and comment on such Schedule 13D prior to filing, and shall consider in good faith any changes proposed by the Company.

5.5 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and assigns. The obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon each party’s respective successors and assigns, which shall include successors by operation of Law, such as by merger.

5.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement regarding the subject matter set forth herein, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.7 Assignments. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, as a whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

5.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts (including by facsimile, electronic mail or other means of electronic communication), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5.9 Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed electronic mail, addressed as follows:

if to the Company:

Cano Health, Inc.

Address: 9725 NW 117th Avenue, Suite 200

Miami, FL 33178

Attention: Michae T. Sheehan, Corporate Secretary

Email: michael.sheehan@canohealth.com

if to the Stockholder, to the address of such Stockholder contained on the register maintained by the Company; or

to such other address or electronic mail address for a party as shall be specified in a notice given in accordance with this Section 5.9; provided that any notice received by electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to this Section 5.9 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is 5 Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 5.9.

5.10 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflicts of laws principles of the State of Delaware or any other jurisdiction.

5.11 Further Assurances. The parties to this Agreement agree to cooperate and to execute and deliver such instruments and take such further actions as any other party to this Agreement may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

5.12 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

5.13 Submission to Jurisdiction; Service of Process. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating hereto in any court other than the courts of the State of Delaware, as described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by such court. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts of the State of Delaware, as described above, for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

5.14 Interpretation. When a reference is made in this Agreement to an “Article” or a “Section”, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The words “include,” “includes” and “including” and words of similar import when used in this Agreement will mean “include, without limitation,” “includes, without limitation” or “including, without limitation,” unless otherwise specified. The word “or” shall not be exclusive. The term “parties” means the Company and the Stockholder, and “party” means any of them. Each party agrees that it has been represented by counsel in connection with this Agreement and that any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is hereby expressly waived.

5.15 Relationship of Parties. Nothing contained herein shall establish any fiduciary, partnership, joint venture or similar relationship between or among the parties hereto except to the extent otherwise expressly stated herein or therein.

5.16 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the matters contemplated herein be consummated as originally contemplated to the fullest extent possible.

5.17 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts of the State of Delaware, as described in Section 5.13, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

5.18 Effect of Termination. In the event of termination of this Agreement pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of either party; provided, however, no such termination shall relieve any party from any liability for any breach of this Agreement occurring prior to termination, and the provisions of this Article 5 (Miscellaneous) shall survive any such termination.

[The rest of this page has intentionally been left blank.]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

CANO HEALTH, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

STOCKHOLDER:

By:
Name:
Title:

[Signature Page to Voting Agreement]

Exhibit A

Stockholder	Company Common Stock Beneficially Owned	Notice Address

[●]	Number of shares Class A Common Stock: [●] Number of shares Class B Common Stock: [●]	[●]

23092 Cano Health Proxy Card Rev1 Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE Vote by Internet —24 or Hours Telephone- a Day, 7 QUICK Days a Weekï^ï^ï^ or EASY by Mail Your phone or Internet vote authorizes the named CANO HEALTH, INC. proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on November [ • ], 2023. VOTE www.cstproxyvote. BY INTERNET com – Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. VOTE AT THE MEETING – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. https://www. To attend cstproxy. the com/canohealth/2023 special meeting, visit: PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Please mark THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT UNDER your votes PROPOSAL 1. like this X 1. To vote on the amendment to the FOR AGAINST ABSTAIN Company’s Certificate of Incorporation to effect the Reverse Stock Split. CONTROL NUMBER Signature_________________________________Signature, if held jointly_______________________________ Date_____________, 2023 Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

23092 Cano Health Proxy Card Rev1 Back CANO HEALTH, INC. SPECIAL MEETING OF STOCKHOLDERS SIGN, DATE AND MAIL YOUR PROXY TODAY, UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE. IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE. PLEASE DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY. YOUR VOTE, WHETHER BY INTERNET OR TELEPHONE, MUST BE RECEIVED NO LATER THAN 11:59 P.M. EASTERN TIME THE DAY PRIOR TO THE SPECIAL MEETING TO BE INCLUDED IN THE VOTING RESULTS. ALL VALID PROXIES RECEIVED PRIOR TO THE MEETING WILL BE VOTED. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on November [ • ], 2023 Notice & Proxy Statement are available at: https://www.cstproxy.com/canohealth/2023 ï³ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ï³ PROXY CANO HEALTH, INC. SPECIAL MEETING OF STOCKHOLDERS NOVEMBER [ • ] 10:00 A.M. The undersigned appoints Mark Kent, David Armstrong and Michael Sheehan, and each of them as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Cano Health, Inc. held of record by the undersigned at the close of business on October 5, 2023 at the Special Stockholders’ Meeting of Cano Health, Inc. to be held on November [ • ], 2023, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE REVERSE STOCK SPLIT UNDER PROPOSAL 1, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side)